UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

LL Flooring Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	27-1310817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Bakers Mill Lane, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 463-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common Stock, par value $0.001 per share	LL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On September 29, 2022, the Board of Directors of LL Flooring Holdings, Inc. (the “Company”) approved the amendment and restatement of our Bylaws to establish a customary 30-day window for shareholders to make director nominations and business proposals; revise procedures and disclosure requirements for shareholders to make director nominations and business proposals; clarify that the Board has maximum flexibility to delegate authority to committees; and make other administrative, modernizing, clarifying and conforming changes to the Bylaws. The full text of the Second Amended and Restated Bylaws reflecting these amendments is filed herewith as Exhibit 3.2 and incorporated by reference.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished pursuant to Item 5.03 above.

Exhibit No.	Description

3.2	Second Amended and Restated Bylaws of LL Flooring Holdings, Inc., effective September 29, 2022.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

EXHIBIT INDEX

Exhibit No.	Description

3.2	Second Amended and Restated Bylaws of LL Flooring Holdings, Inc., effective September 29, 2022.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LL FLOORING HOLDINGS, INC.
(Registrant)

Date: October 4, 2022	By:	/s/ Alice G. Givens
Alice G. Givens
Chief Legal Officer and Corporate Secretary